UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement, Amended and Restated Revolving Credit Note & Supplemental Revolving Credit Note

On December 29, 2023 (the “Amendment Date”), Pro-Dex, Inc. (the “Company”) entered into Amendment No. 3 to Amended and Restated Credit Agreement (the “Amendment”) with Minnesota Bank and Trust, a division of HTLF Bank (“MBT”), successor by merger to Minnesota Bank and Trust, which amends the Company’s Amended and Restated Credit Agreement, (as amended, the “Credit Agreement”). The Amendment extends the maturity date of the Company’s Amended and Restated Revolving Credit Note (the “Revolving Note”) and the Supplemental Revolving Note (the “Supplemental Note”) with MBT from December 29, 2024, to December 29, 2025. The Revolving Note may be borrowed against from time to time by the Company through its maturity date on the terms set forth in the Credit Agreement. As of the date of this Current Report on Form 8-K, the Company’s has drawn $2,500,000 against the Revolving Note, the entire amount of which remains outstanding. Loan origination fees and legal fees in the amount of $17,535 have been paid to MBT in conjunction with the Revolving Note and Supplemental Note.

The purpose of the Supplemental Note is for financing acquisitions and repurchasing shares of the Company’s common stock. The Supplemental Note may be borrowed against from time to time by the Company through its maturity date of December 29, 2025, on the terms set forth in the Credit Agreement. No amounts have been drawn on the Supplemental Note as of the date of this Current Report on Form 8-K.

The Revolving Note and Supplemental Note (collectively the “Notes”) bear interest at an annual rate equal to the greater of (a) 5.0% or (b) SOFR for a one-month period from the website of the CME Group Benchmark Administration Limited (“CBA”) plus 2.5% (the “Adjusted Term SOFR Rate”). Commencing on the first day of each month after the Company initially borrows against the Revolving Note and/or Supplemental Note and each month thereafter until maturity, the Company is required to pay all accrued and unpaid interest on the Notes through the date of payment. Any principal on the Notes that is not previously prepaid by the Company shall be due and payable in full on the maturity date (or earlier termination of the Notes).

Upon the occurrence and during the continuance of an event of default, the interest rate of the Notes is increased by 3% and MBT may, at its option, declare the Notes immediately due and payable in full.

The Credit Agreement, Revolving Note and Supplemental Note contain representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type.

A copy of the Amendment is attached as an exhibit to this Current Report on Form 8-K. The Amended and Restated Revolving Credit Note and the Supplemental Revolving Credit Note were filed as Exhibits on Form 8-K filed with the Securities and Exchange Commission on January 3, 2023. The above descriptions are qualified by reference to the complete text of the Amendment and Notes. The representations, warranties, and covenants contained in those documents were made only for purposes of the transactions represented thereby as of the specific dates therein, are solely for the benefit of the Company and MBT, may be subject to limitations agreed upon by the Company and MBT, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under those documents and should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties contained in those documents may change after the date of those documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended, for information concerning the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures concerning the Amendment contained in Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No 3 to Amended and Restated Credit Agreement dated December 29, 2023 by and between Pro-Dex, Inc. and Minnesota Bank & Trust, a division of HTLF Bank.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2024	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer